Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-276204 and 333-276206) and Form S-8 (Nos. 333-232233, 333-237386, 333-238080, 333-253528, 333-262998, 333-269971 and 333-271940) of Personalis, Inc. and subsidiaries (the “Company”) of our report dated February 28, 2024, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

San Jose, California

February 28, 2024